Exhibit 21.1

Subsidiaries of the Registrant

Acme Packet HK Ltd., a limited company organized under the laws of Hong Kong.

100% owned by Acme Packet, Inc.

Acme Packet Japan KK, a corporation organized under the laws of Japan.

100% owned by Acme Packet, Inc.

Acme Packet Securities Corp., a corporation organized under the laws of the Commonwealth of Massachusetts.

100% owned by Acme Packet, Inc.

Acme Packet UK Ltd., a limited company organized under the laws of the United Kingdom.

100% owned by Acme Packet, Inc.

Acme Packet International, Inc., a Delaware corporation.

100% owned by Acme Packet, Inc.

PAIC Midco Corp., a Delaware corporation.

100% owned by Acme Packet, Inc.

Covergence Inc., a Delaware corporation.

100% owned by PAIC Midco Corp., Inc.

Covergence HK Ltd., a limited company organized under the laws of Hong Kong.

100% owned by Covergence Inc.

Acme Packet B.V. a corporation organized under the laws of the Netherlands.

100% owned by Acme Packet, Inc.

Newfound Communications, Inc., a Delaware corporation.

100% owned by Acme Packet, Inc.

AP Maple Leaf Limited, a private company limited by shares organized under the laws of the United Kingdom.

100% owned by Acme Packet, Inc.

Acme Packet Canada, ULC, an unlimited liability company organized under the laws of British Columbia, Canada.

100% owned by Acme Packet, Inc.

Acme Packet Singapore Co. Pte. Ltd., a private company limited by shares organized under the laws of Singapore.

100% owned by Acme Packet, Inc.